ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                          Direct Line: (954) 766-7858




                                 May 12, 1997



OVM International Holding Corp.
West 516 Sprague Avenue
Spokane, Washington 99204

      Re: Registration Statement on Form SB-2; OVM International Holding Corp. (the "Company"), 4,050,000 Shares of Common Stock

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 4,050,000 shares of Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold include up to 4,000,000 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants (the "Warrants").

      In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as Amended), By-Laws, the Company's Confidential Term Sheet, subscription documents, the Warrants and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.





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OVM Holding International Corp.
May 12,  1997
Page 2



      Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock previously issued and to be issued upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form SB-2 to be filed with the Commission.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.